UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 7, 2016

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875 Medford, MA 02155
(Address of principal executive offices)
(617) 803-8838
(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

PixarBio Corporation (the “Company”) issued a press release, dated November 7, 2016, in which the Company announced its completion of the sale of common shares and warrants in a private placement transaction, (the “Offering”) which closed on Sunday, October 30, 2016. Pursuant to the private placement memorandum, the Company raised approximately $7.2 million in cash and issued warrants worth approximately $16.2 million when exercised, which is approximately $23.4 million in expected proceeds. In addition, the Company received a $10 million line of credit from its founder and Chief Executive Officer, commencing on January 1, 2017.

ITEM 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated November 7, 2016 – PixarBio Corporation Closed Placement Offering Totaling $23.4M Plus a $10MM Line of Credit to Fund the Advancement of NeuroRelease™

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)

Dated: November 7, 2016	By:	/s/ Francis M. Reynolds
Francis M. Reynolds
Title: Chief Executive Officer

2